SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2009

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street P.O. Box 356 Big Stone City, South Dakota		57216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2009, our subsidiary, POET™ Biorefining — Big Stone (hereinafter referred to as “Big Stone”) renewed with its lender, U.S. Bank National Association, a $9.0 million variable rate, revolving loan. Under the amendment, the new maturity date for the $9.0 million revolving loan is extended from July 28, 2009 to July 26, 2010. The new interest rate is LIBOR plus 4.0%, adjusted and due monthly.  Under the loan, Big Stone may borrow, on a revolving basis, the difference of the outstanding principal amount and the lesser of i) the borrowing base and ii) $9.0 million. The borrowing base is defined as 75% of the total of i) fair market value of the outstanding inventory, ii) eligible accounts receivable, and iii) hedging accounts at fair market value.  The total unpaid principal balance is due at maturity. In the event the unpaid principal balance exceeds the borrowing base, an amount not less than the difference between the balance and borrowing base is owed to U.S. Bank. The note is subject to an unused commitment fee of 0.50% per year and prepayment is without penalty.

We plan to file the revised promissory note as an exhibit with our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: August 7, 2009	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer